EXHIBIT 99.5
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
      GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. — Social security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the name* and
SOCIAL SECURITY
number of—

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. A revocable savings trust (in which grantor is also trustee)	The grantor-trustee(1)

b. Any ‘trust’ account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:	Give the name and
EMPLOYER IDENTIFICATION
number of—

6. Sole proprietorship or single-owner LLC	The owner(3)

7. A valid trust, estate, or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)

8. Corporate (or LLC electing corporate status of Form 8832)	The corporation

9. Religious, charitable, or educational organization	The organization

10. Partnership or multi-member LLC	The partnership

11. Association, club, or other tax-exempt organization	The organization

12. A broker or registered nominee	The broker or nominee

13. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

*	If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the individual name of the owner. If the owner does not have an employer identification number, furnish the owner’s social security number.

(4)	List first and circle the name of the legal trust, estate or pension trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you do not have a taxpayer identification number (or “TIN”) or you do not know your number, obtain form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns). You may obtain Form SS-5 from your local Social Security Administration Office and Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet Web Site at www.irs.gov.
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:*

•	An organization exempt from tax under section 501(a), an individual retirement account (IRA), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

•	The United States or any agency or instrumentality thereof;

•	A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof;

•	A foreign government or a political subdivision, agency or instrumentality thereof; and

•	An international organization or any agency or instrumentality thereof.
Payees that may be exempt from backup withholding include the following:

•	A corporation;

•	A foreign central bank of issue;

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States;

•	A futures commission merchant registered with the Commodity Futures Trading Commission;

•	A real estate investment trust

•	An entity registered at all times during the tax year under the Investment Company Act of 1940;

•	A common trust fund operated by a bank under section 584(a);

•	A financial institution

•	A middleman known in the investment community as a nominee or custodian; and

•	A trust exempt from tax under section 664 or described in section 4947.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441;

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner;

•	Payments of patronage dividends where the amount received is not paid in money; and

•	Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer’s trade or business and (iii) you have not provided your correct taxpayer identification number to the payer;

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852);

•	Payments described in section 6049(b)(5) to non-resident aliens;

•	Payments on tax-free covenant bonds under section 1451; and

•	Payments made by certain foreign organizations.

*	Unless otherwise noted herein, all references to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6050A and 6050N.
Privacy Act Notices. Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other payments. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, States, the District of Columbia, and U.S. possessions to carry out their tax laws.
You must provide your TIN to the payer whether or not you are required to file a tax return. Payers must generally withhold at a rate equal to the fourth lowest rate applicable to the ordinary income of unmarried individuals (currently 28%) of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Statements With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. — If you willfully falsify certifications or affirmations, you may be subject to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.